Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184505

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectuses are not an offer to sell securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated November 12, 2012

PROSPECTUS    SUPPLEMENT

To Prospectus Dated November 9, 2012

26,000,000 Shares

WisdomTree Investments, Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 26,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our shares trade on the NASDAQ Global Market under the symbol “WETF.” On November 9, 2012, the last sale price of the shares as reported by the NASDAQ Global Market was $6.01 per share.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to selling shareholders	$	$

The underwriters may also exercise their option to purchase up to an additional 3,868,185 shares from the selling stockholders, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. The selling shareholders include the non-executive chairman of our Board of Directors and entities affiliated with a member of our Board of Directors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about                     , 2012.

BofA Merrill Lynch	Barclays	Citigroup

Morgan Stanley	Goldman, Sachs & Co.

Piper Jaffray	Sterne Agee

The date of this prospectus supplement is                     , 2012.

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 9, 2012, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We, the selling stockholders and the underwriters have not authorized anyone to provide you with any additional or different information. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are not offering to sell, nor seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

Unless otherwise indicated, information contained in this prospectus supplement concerning our industry and the markets in which we operate, and those which we intend to target, is based on information from various sources (including industry publications, surveys and forecasts and our internal research), on assumptions that we have made, which we believe to be reasonable, based on that data and other similar sources and on our knowledge of those markets. In most cases, our internal research has not been verified by any independent source. Projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

WisdomTree® is our U.S. registered service mark. This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference contain additional tradenames, trademarks and service marks of other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise requires, in this prospectus supplement, references to “we,” “our,” “us,” “WisdomTree Investments, Inc.,” “WisdomTree,” or the “Company” refer to WisdomTree Investments, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” and elsewhere in this prospectus supplement. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those express or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this prospectus include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this prospectus supplement.

S-iii

PROSPECTUS SUMMARY

The following summary highlights information appearing elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the other documents incorporated by reference. In particular, you should read the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

Our Company

We are the only publicly-traded asset management company that focuses exclusively on exchange traded funds, or ETFs. We are the seventh largest ETF sponsor in the United States with assets under management, or AUM, of approximately $16.8 billion as of September 30, 2012. We offer a broad, diverse range of 49 ETFs that span multiple asset classes, including 35 international and domestic equity ETFs, seven currency ETFs, five international fixed income ETFs and two alternative strategy ETFs. Our family of ETFs includes both fundamentally weighted funds that track our own indexes, and actively managed funds. We distribute our ETFs through all major channels within the asset management industry, including brokerage firms, registered investment advisors, institutional investors, private wealth managers and discount brokers.

We focus on creating ETFs for investors that offer thoughtful innovation, smart engineering and redefined investing. We believe that our differentiated approach, employing a distinctive index-based methodology, delivers better risk adjusted returns over the long term. Our index-based funds employ a fundamental weighting investment methodology, which weights securities on the basis of factors such as dividends or earnings, whereas most other ETF indexes use a capitalization weighted methodology. Using our approach, 74% of the $14.1 billion invested in our 35 equity ETFs on September 30, 2012 were in funds that, since their respective inceptions, outperformed their market capitalization-weighted or competitive benchmarks through that date. In addition, 66%, or 23 of our 35 equity ETFs, outperformed their market capitalization-weighted or competitive benchmarks since their respective inception through September 30, 2012. In addition, we are one of a small number of ETF sponsors that have received the necessary exemptive relief from the SEC to offer actively managed ETFs, which are ETFs that are not based on a particular index but rather are actively managed with complete transparency into the ETF’s portfolio on a daily basis. Our exemptive relief enables us to use our own indexes for certain of our ETFs, actively manage other ETFs and incorporate the use of derivatives in certain products, thereby allowing us to develop certain ETFs not yet offered by other sponsors. For example, we are the only ETF sponsor that has launched a managed futures strategy ETF.

Our Corporate Information

We were incorporated in the state of Delaware on September 19, 1985. Our principal executive office is located at 380 Madison Avenue, 21st Floor, New York, New York, 10017, and our telephone number is (212) 801-2080. Our website is www.wisdomtree.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement. On July 26, 2011, the Company’s common stock began trading on the NASDAQ Global Market under the symbol “WETF.” WisdomTree® is our U.S. registered service mark.

THE OFFERING

Common stock offered by the selling stockholders	26,000,000 shares

Common stock outstanding	125,081,780 shares (as of September 30, 2012)

Underwriters’ option to purchase additional shares	The underwriters have an option to purchase up to an additional 3,868,185 shares of common stock from the selling stockholders. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	Investing in our common stock involves significant risks. See the section entitled “Risk Factors” in this prospectus supplement and in the corresponding sections of the documents incorporated by reference herein.

NASDAQ symbol	“WETF”

The number of shares of our common stock outstanding (including unvested restricted stock) disclosed above is as of September 30, 2012, and excludes:

•	14,267,571 shares of our common stock issuable upon exercise of outstanding options as of September 30, 2012 at a weighted-average exercise price of $0.90 per share; and

•	4,120,035 shares of our common stock reserved as of September 30, 2012 for future issuance under our equity incentive plans that are not issued or subject to outstanding grants.

Except as otherwise indicated, all share information in this prospectus supplement is as of September 30, 2012 and assumes no exercise of outstanding options after September 30, 2012.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as the risks discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference. If any of these risks actually occur, our business, operating results, financial condition and prospects could be harmed. This could cause the trading price of our common stock to decline and a loss of all or part of your investment.

Risks Related to this Offering

Our ability to use our net operating loss carry-forwards and certain other tax credits may be limited.

Sections 382 and 383 of the Internal Revenue Code as enacted by the Tax Reform Act of 1986 limits the annual use of net operating loss and tax credit carry-forwards by a corporation that has undergone an “ownership change.” Similar rules may apply under state tax laws. Given the share ownership of the selling stockholders identified in this prospectus supplement, this offering may result in an “ownership change”. As a result, if we earn net taxable income, our ability to use our net operating loss carry-forwards or other tax attributes to offset U.S. federal and state taxable income and taxes may be subject to limitations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our Board of Directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on the NASDAQ Global Market under the symbol “WETF.” Prior to July 26, 2011, our common stock was quoted on the over-the-counter Pink OTC Markets under the symbol “WSDT.” The following table sets forth the intra-day high and low sale prices per share as reported by the NASDAQ Global Market and the Pink OTC Markets, for the respective periods that our common stock was traded thereon.

Period	High	Low
Fiscal 2012
Period from October 1, 2012 through November 9, 2012	$7.34	$5.71
Quarter ended September 30, 2012	$7.26	$6.17
Quarter ended June 30, 2012	$8.74	$6.26
Quarter ended March 31, 2012	$8.95	$5.37
Fiscal 2011
Quarter ended December 31, 2011	$8.22	$5.68
Quarter ended September 30, 2011	$9.60	$6.35
Quarter ended June 30, 2011	$7.25	$5.68
Quarter ended March 31, 2011	$5.87	$4.08
Fiscal 2010
Quarter ended December 31, 2010	$4.15	$2.30
Quarter ended September 30, 2010	$2.55	$1.75
Quarter ended June 30, 2010	$3.00	$2.01
Quarter ended March 31, 2010	$3.04	$1.85

On November 9, 2012, the high and low trading prices for shares of our common stock were $6.24 and $5.99 per share, respectively. As of September 30, 2012, there were approximately 150 registered holders of record of shares of our common stock.

SELLING STOCKHOLDERS

The following information supplements the information set forth under the caption “Selling Stockholders” in the accompanying prospectus to reflect the shares of our common stock actually being offered by selling stockholders in this offering and the grant by the selling stockholders to the underwriters of an option for a period of 30 days from the date of this prospectus supplement to purchase up to 3,868,185 additional shares of our common stock. The information in the table below with respect to each selling stockholder has been obtained from that selling stockholder. When we refer to the “selling stockholders” in this prospectus supplement, we mean those persons listed in the table below as offering shares, as well as the pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholders’ interest.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Except as otherwise indicated in the footnotes to the following table, we believe, based on the information provided to us, that the persons named in the following table have sole vesting and investment power with respect to the shares they beneficially own, subject to applicable community property laws. Based on the information supplied to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

We have based our calculation of the percentage of beneficial ownership on 125,081,780 shares of our common stock outstanding as of September 30, 2012, including shares of restricted stock issued to our employees but not yet vested, and excludes:

•	14,267,571 shares of our common stock issuable upon exercise of outstanding options as of September 30, 2012 at a weighted-average exercise price of $0.90 per share; and

•	4,120,035 shares of our common stock reserved as of September 30, 2012 for future issuance under our equity incentive plans that are not issued or subject to outstanding grants.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the date above, including through the exercise of any option, warrant or other right or conversion of any security. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering
	Number	Percentage		Number	Percentage
Michael Steinhardt(1)	31,655,362	25.3	11,655,362	20,000,000	15.9
Entities Affiliated with RRE Ventures, LLC(2)	18,212,823	14.6	18,212,823	0	0

(1)	Includes 835,000 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from September 30, 2012. Also includes 4,000,000 shares held by The Judy and Michael Steinhardt Foundation for which Mr. Steinhardt serves as a co-Trustee. Of the shares being offered, 7,655,362 are being offered by Mr. Steinhardt and 4,000,000 are being offered by the Foundation. Of the 7,655,362 shares being offered by Mr. Steinhardt, 1,509,469 shares are subject to the underwriters’ option to purchase additional shares. The business address of Mr. Steinhardt and the Foundation is 650 Madison Avenue, New York, NY 10022. Mr. Steinhardt has served as a director and the non-executive Chairman of our Board of Directors since November 2004.

(2)	Includes 16,123,447 shares of common stock held by RRE Ventures III-A, L.P., 1,347,385 shares of common stock held by RRE Ventures Fund III, L.P., and 741,991 shares of common stock held by RRE

Ventures III, L.P. (collectively the “RRE Entities”). Of the shares being offered by the RRE Entities, 2,358,716 shares are subject to the underwriters’ option to purchase additional shares. The general partner of each of the RRE Entities is RRE Ventures GP III, LLC. The general partners of RRE Ventures GP III, LLC are James D. Robinson III, James D. Robinson IV, Stuart J. Ellman and Andrew L. Zalasin and they share voting and dispositive power over these shares. The business address of the RRE Entities is 130 East 59th Street, New York, NY 10022. The shares are being offered by the RRE Entities in proportion to their ownership. Mr. James D. Robinson IV has served as a member of our Board of Directors since November 2004.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain material United States federal income and estate tax considerations for non-U.S. Holders (as defined below) relating to the ownership and disposition of common stock. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder, administrative rulings and judicial decisions currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of common stock could differ from those described below. For purposes of this summary, a “non-U.S. holder” is any holder other than:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (1) is subject to the primary supervision of a United States court and one or more United States persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate the income of which is subject to United States federal income tax regardless of source.

If a partnership or other entity taxed as a partnership, is a beneficial owner of common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Any partner in a partnership or member in an entity taxed as a partnership holding shares of our common stock should consult its own tax advisor.

This discussion assumes that a non-U.S. holder will hold our common stock as a capital asset (generally, property held for investment). This summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules, including if the investor is a United States expatriate or former long-term permanent resident, an integral part or controlled entity of a foreign sovereign, “controlled foreign corporation,” “passive foreign investment company,” corporation that accumulates earnings to avoid United States federal income tax, broker-dealer, dealer in securities or currencies, financial institution, regulated investment company, real estate investment trust, tax-exempt entity, insurance company, hybrid entity, person holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, trader in securities that elects to use a mark-to-market method of accounting, person liable for the alternative minimum tax, tax-qualified retirement plans, person who holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, and partnerships or other entities taxed as partnerships (and their owners). Finally, this summary does not describe the effects of any applicable foreign, state or local laws, or, except to the extent discussed below, the effects of any applicable gift or estate tax laws.

INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

Dividends

We do not expect to declare or pay any distributions on our common stock in the foreseeable future. See “Dividend Policy”. If we do make any distributions on shares of our common stock, however, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “—Sale or Other Disposition of Common Stock.”

Any dividend paid to a non-U.S. holder on our common stock will generally be subject to United States withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an IRS Form W-8BEN (or any successor form) or appropriate substitute form to us or our paying agent. If the holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of United States federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, or, if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, are attributable to a permanent establishment or a fixed base, in the case of an individual, the non-U.S. holder maintains in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to any applicable tax treaty providing otherwise. In addition to the graduated tax described above, dividends received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Sale or Other Disposition of Common Stock

Non-U.S. holders will generally not be subject to United States federal income tax on any gains realized on the sale, exchange or other disposition of common stock unless:

•

the gain (1) is effectively connected with the conduct by the non-U.S. holder of a United States trade or business and (2) if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, the gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States); or

•	the rules of the Foreign Investment in Real Property Tax Act, (“FIRPTA”), treat the gain as effectively connected with a United States trade or business.

The FIRPTA rules may apply to a sale, exchange or other disposition of common stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” (“USRPHC”). In general, we would be a USRPHC if the fair market value of our United States real estate comprised 50% or more of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we become a USRPHC, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as United States real property interests only if the non-U.S. holder actually or constructively owns more than 5% of our outstanding common stock.

If any gain from the sale, exchange or other disposition of common stock, (1) is effectively connected with a United States trade or business conducted by a non-U.S. holder and (2) if an income tax treaty between the United States and the non-U.S. holder’s country of residence so provides, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to United States federal income tax at the regular graduated rates. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its United States trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.

Legislation Affecting Certain Non-U.S. Holders

Recently enacted legislation generally imposes withholding at a rate of 30% on payments to certain foreign entities of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Pursuant to published guidance from the IRS and the U.S. Treasury Department (including Proposed Treasury Regulations which are not yet final), this legislation generally applies to payments of dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

United States Federal Estate Tax

The estates of nonresident alien individuals generally are subject to United States federal estate tax on property with a United States situs. Because we are a United States corporation, our common stock will be United States situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise.

Backup Withholding and Information Reporting

We must report to a non-U.S. holder and the IRS the amount of dividends paid during each calendar year, if any, and the amount of any tax withheld. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty.

This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distributions to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person as defined under the Code that is not an exempt recipient.

The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the non-U.S. holder furnishes to the broker the required certification as to its non-U.S. status, such as by providing the forms referenced above (and the broker does not have actual knowledge, or reason to know, that the holder is a U.S. person) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.

Effective January 1, 2011, brokers required to file such information returns with respect to stock in a corporation acquired on or after January 1, 2011 must also report (1) each customer’s adjusted basis (computed in accordance with rules formulated for this reporting requirement) and (2) whether any gain or loss realized is long-term or short-term. The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding or information reporting. Information reporting, but not backup withholding, except in limited circumstances, will apply to a payment of proceeds, even if that payment is made outside of the United States, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker with certain connections to the United States, unless the non-U.S. holder furnishes to the broker the required certification as to its non-U.S. status as described above and certain other conditions are satisfied, or the non-U.S. holder otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

Backup withholding is not an additional tax and may be refunded to the extent it results in an overpayment of tax and appropriate information is timely supplied to the IRS.

THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as representatives, have severally agreed to purchase, and the selling stockholders have agreed to sell to them, the number of shares of common stock indicated in the table below:

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Piper Jaffray & Co.
Sterne, Agee & Leach, Inc.

Total	26,000,000

The underwriters are offering the shares of common stock subject to their acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, and part of the shares of common stock to certain dealers at a price that represents a concession not in excess of $         a share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 3,868,185 additional shares of common stock at the public offering price, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the public offering price, underwriting discounts and commissions that the selling stockholders are to pay to the underwriters in connection with this offering and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions by the selling stockholders	$	$	$
Proceeds, before expenses to the selling stockholders	$	$	$

In addition, we estimate that the expenses of this offering (other than underwriting discounts and commissions), which are payable by us, will be approximately $145,000.

We, the selling stockholders and certain other stockholders beneficially owning 5% or more of our common stock, including our Chief Executive Officer, have agreed that without the prior written consent of the representatives, on behalf of the underwriters, we will not, during the period beginning on the date of this prospectus supplement and ending 90 days thereafter (or until February 1, 2013 with respect to one of our stockholders, Flexpoint Fund, L.P., which beneficially owns approximately 6.4 % of our outstanding common stock):

•

offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for or repayable with our common stock;

•

enter into any swap or any other agreement or any transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities; or

•

exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for or repayable with our common stock or file or cause to be filed any registration statement in connection therewith, except with respect to us, a registration statement on Form S-8 relating to the resale of shares issued by us upon the exercise of options granted or to be granted by us pursuant to any employee benefit plan described in this prospectus;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. This lock-up provision applies to common stock and such other securities owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

With respect to us, the restrictions described above do not apply to:

•	any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the underwriters have been advised in writing;

•

any shares of common stock issued or options to purchase common stock granted pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation plans of which the underwriters have been advised in writing; or

•

the entry into an agreement providing for the issuance of securities in connection with an acquisition, merger or similar transaction by us or any of our subsidiaries, and the issuance of such securities pursuant to any such agreement or pursuant to an employee benefit plan assumed by us or any of our subsidiaries in connection with such transaction; provided that the aggregate number of shares issued in all such transactions does not exceed 5% of the total number of shares of common stock outstanding immediately following the completion of the transaction and prior to any such issuance we shall cause any such securities issued pursuant thereto to be subject to the restrictions described above.

With respect to our Chief Executive Officer and the other stockholders providing the underwriters with a lock-up agreement, the restrictions described above do not apply to transfer of shares of our common stock or any securities convertible into or exercisable or exchangeable for or repayable with our common stock:

•	as a bona fide gift or gifts;

•	to any immediate family member or to trusts for the direct or indirect benefit of such person or the immediate family of such person, in each case, for estate planning purposes;

•	as a distribution to members, limited partners or stockholders of such person; or

•	to such person’s affiliates or to any investment fund or other entity controlled or managed by such person;

provided that in the case of any transfer or distribution pursuant to the third and fourth bullets immediately above, (1) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (2) our Chief Executive Officer or the applicable selling stockholder does not otherwise voluntarily effect any public filing or report regarding such transfers; and provided further that in the case of any transfer or distribution pursuant to each of the clauses above, (1) the representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value.

Furthermore, each of our Chief Executive officer and the stockholders providing the underwriters with a lock-up agreement may:

•

sell shares of our common stock purchased by such person on the open market following this offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise and (ii) such person does not otherwise voluntarily effect any public filing or report regarding such sales;

•

enter into, or amend, a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock; provided that such plan does not provide for the transfer of our common stock during the restricted period contemplated herein and no public announcement or filing under the Exchange Act regarding the entrance into, or amendment of, such plan shall be required of or voluntarily made by or on behalf of such person or us during the restricted period contemplated herein;

•

exercise an option to purchase shares of our common stock granted under a stock incentive plan or stock purchase plan of us described in this prospectus or the acceptance of restricted stock awards from us and disposition of shares of restricted stock to us pursuant to the terms of such plan;

•	sell shares of our common stock back to us in connection with satisfying withholding tax obligations associated with the vesting of restricted stock granted to such person by us; and

•	sell shares of our common stock to the underwriters in connection with this offering.

The restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the restricted period we issue an earnings release, or material news or a material event relating to us occurs; or

•	prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period,

in which case the restrictions described in this paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. However, this extension to the restricted period will not occur if FINRA Rule 2111(f)(4) does not restrict the publication or distribution by the underwriters of any research reports relating to us during the 15 days before or after the last day of the restricted period.

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or by purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the common stock, the underwriters may bid for and purchase shares of common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters may conduct these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The shares are listed on the NASDAQ Global Market under the symbol “WETF.”

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make for these liabilities.

The underwriters do not expect to sell more than 5% of the shares of common stock in the aggregate to accounts over which they exercise discretionary authority.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, and one or more of the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ respective websites is not part of this prospectus.

Selling Restrictions

No action has been or will be taken by us or by any underwriter in any jurisdiction except in the United States that would permit a public offering of our common stock, or the possession, circulation or distribution of a prospectus or any other material relating to us and our common stock in any country or jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with this offering may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre. This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan. The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong. The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters or their affiliates may engage in transactions with, and may perform and have, from time to time, performed investment banking and advisory services for us in the ordinary course of their business and for which they have received or would receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counter-parties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Milbank, Tweed, Hadley & McCloy LLP, New York, New York, is acting as counsel to the underwriters in connection with certain legal matters relating to the common stock being offered by this prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a “shelf” registration statement on Form S-3 that we filed with the SEC. The registration statement that contains the accompanying prospectus to this prospectus supplement, including the exhibits to the registration statement, contain additional information about us and the securities offered by this prospectus supplement.

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

In addition, all of the documents incorporated by reference into this prospectus supplement may be accessed, free of charge, via the Internet at our investor relations website: ir.wisdomtree.com. The contents of our websites are not incorporated by reference into this prospectus supplement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, the quarter ended June 30, 2012 and the quarter ended September 30, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2012, April 26, 2012, July 27, 2012 (Accession No. 0001193125-12-319023), August 28, 2012, October 10, 2012 and November 8, 2012;

•

The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on March 31, 2011 (File No. 001-10932), including any amendments or reports filed for the purpose of updating such description; and

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

We will provide to each person without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement. You may request a copy of these documents by writing to or telephoning us at the following address:

WisdomTree Investments, Inc.

380 Madison Avenue, 21st Floor

New York, New York 10017

(212) 801-2080

PROSPECTUS

29,868,185 Shares

WisdomTree Investments, Inc.

Common Stock

The selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 29,868,185 shares of our common stock, par value $0.01, in one or more offerings. We will specify in an accompanying prospectus supplement more specific information about any such offering, the identity of the selling stockholders and the number of shares that each selling stockholder will be selling. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders.

The selling stockholders may sell shares of common stock directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the common stock, we will name them and describe their compensation in an accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on the NASDAQ Global Market under the symbol “WETF.” As of November 7, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $5.72 per share.

   Investing in our common stock involves risks that are described in the “Risk Factors” section in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell up to an aggregate of 29,868,185 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Each time the selling stockholders sell shares, we will, if necessary and required by law, provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between this prospectus and any prospectus supplement, you should rely on such prospectus supplement.

The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC’s web site or at the SEC’s offices as described below under the heading “Where You Can Find Additional Information.” Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” of this prospectus, before making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, all references to “WisdomTree,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to WisdomTree Investments, Inc., a Delaware corporation.

ABOUT WISDOMTREE INVESTMENTS, INC.

We are the only publicly-traded asset management company that focuses exclusively on exchange traded funds, or ETFs. An ETF is an investment fund that holds securities such as stocks or bonds and trades at approximately the same price as the net asset value of its underlying component assets. ETFs offer exposure to a wide variety of investment themes, including domestic, international and emerging market equities, fixed income securities, currencies or commodities, as well as securities in specific industries and countries. Our own family of ETFs includes both fundamentally weighted funds that track our own indexes, and actively managed funds. We distribute our ETFs through all major channels within the asset management industry, including brokerage firms, registered investment advisors, institutional investors, private wealth managers and discount brokers.

We focus on creating ETFs for investors that offer thoughtful innovation, smart engineering and redefined investing. We believe that our differentiated approach, employing a distinctive index-based methodology, delivers better risk adjusted returns over the long term. Our index-based funds employ a fundamental weighting investment methodology, which weights securities on the basis of factors such as dividends or earnings, whereas most other ETF indexes use a capitalization weighted methodology.

In addition, we are one of a small number of ETF sponsors that have received the necessary exemptive relief from the SEC to offer actively managed ETFs, which are ETFs that are not based on a particular index but rather are actively managed with complete transparency into the ETF’s portfolio on a daily basis. Our exemptive relief enables us to use our own indexes for certain of our ETFs, actively manage other ETFs and incorporate the use of derivatives in certain products, thereby allowing us to develop certain ETFs not yet offered by other sponsors. For example, we are the only ETF sponsor that has launched a managed futures strategy ETF.

We were incorporated in the state of Delaware on September 19, 1985. Our principal executive office is located at 380 Madison Avenue, 21st Floor, New York, New York, 10017, and our telephone number is (212) 801-2080. Our website is www.wisdomtree.com. Information contained on, or that can be accessed through, our website is not part of this prospectus. On July 26, 2011, the Company’s common stock began trading on the NASDAQ Global Market under the symbol “WETF.” WisdomTree® is our U.S. registered service mark.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase shares of our common stock pursuant to the registration statement, of which this prospectus is a part, please see the risk factors under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Information Incorporated by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this prospectus include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	the outcome and impact of current and future litigation involving us;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may, from time to time, offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 29,868,185 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholders’ interests. The shares of common stock to be sold by the selling stockholders hereunder have been previously acquired in our private financing transactions, for which exemptions from the registration requirements of the Securities Act were available, that occurred in November 2004, July 2005 and October 2009.

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement or in filings we make with the SEC, which are incorporated by reference into this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. The selling stockholders may sell all, a portion or none of their shares at any time.

In addition, information about each selling stockholder may change over time. Any selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table is presented. If necessary and required by law, any revised or new information given to us by any selling stockholder will be set forth in an applicable prospectus supplement or amendments to the registration statement of which this prospectus is a part.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their shares of our common stock. Percentage of beneficial ownership as given below is based on 125,081,780 shares of our common stock outstanding as of September 30, 2012.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering
	Number	Percentage		Number	Percentage
Michael Steinhardt(1)	31,655,362	25.1	11,655,362	20,000,000	15.9
Entities Affiliated with RRE Ventures, LLC(2)	18,212,823	14.6	18,212,823	0	0

(1)	Includes 835,000 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from September 30, 2012. Also includes 4,000,000 shares held by The Judy and Michael Steinhardt Foundation for which Mr. Steinhardt serves as a co-Trustee. Of the shares being offered, 7,655,362 are being offered by Mr. Steinhardt and 4,000,000 are being offered by the Foundation. The business address of Mr. Steinhardt and the Foundation is 650 Madison Avenue, New York, NY 10022. Mr. Steinhardt has served as a director and the non-executive Chairman of our Board of Directors since November 2004.
(2)	Includes 16,123,447 shares of common stock held by RRE Ventures III-A, L.P., 1,347,385 shares of common stock held by RRE Ventures Fund III, L.P., and 741,991 shares of common stock held by RRE Ventures III, L.P. (collectively the “RRE Entities”). The general partner of each of the RRE Entities is RRE Ventures GP III, LLC. The general partners of RRE Ventures GP III, LLC are James D. Robinson III, James D. Robinson IV, Stuart J. Ellman and Andrew L. Zalasin and they share voting and dispositive power over these shares. The business address of the RRE Entities is 130 East 59th Street, New York, NY 10022. The shares are being offered by the RRE Entities in proportion to their ownership. Mr. James D. Robinson IV has served as a member of our Board of Directors since November 2004.

PLAN OF DISTRIBUTION

The selling stockholders may sell the shares offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. To the extent required by law, this prospectus may be supplemented from time to time to set forth the terms of the offering and the method of distribution and to identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any options under which underwriters may purchase additional securities from the selling stockholders;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares offered in the prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The shares may be sold through forward contracts or similar arrangements. In connection with the sale of the shares, underwriters, dealers or agents may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may make a market in the shares or sell the shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the shares may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or the selling stockholders pay to underwriters or agents in connection with the offering of shares, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In addition, the selling stockholders may enter into option, share lending or other types of transactions that require such selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus and any applicable prospectus supplement. The selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus and any applicable prospectus supplement; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus and any applicable prospectus supplement.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by such selling stockholders or borrowed from such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post effective amendment). In addition, the selling stockholders may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholders or in connection with a concurrent offering of other securities.

In connection with an offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by the selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares are also being sold to underwriters, the selling stockholders, as applicable, must have sold to these underwriters the shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus. The selling stockholders also may transfer or donate the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledges, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

Pursuant to the registration rights agreements with the selling stockholders, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to pay all fees and expenses incurred by us incident to the registration of the Shares, including SEC filing fees. Each selling stockholder will be responsible for all costs and expenses in connection with the sale of their shares of Common Stock, including brokerage commissions or dealer discounts.

To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters, including the validity of the shares offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

In addition, all of the documents incorporated by reference into this prospectus may be accessed, free of charge, via the Internet at our investor relations website: www.wisdomtree.com/investor-relations. The contents of our websites are not incorporated by reference into this prospectus or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, the quarter ended June 30, 2012 and the quarter ended September 30, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2012, April 26, 2012, July 27, 2012 (Accession No. 0001193125-12-319023), August 28, 2012, October 10, 2012 and November 8, 2012;

•

The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on March 31, 2011 (File No. 001-10932), including any amendments or reports filed for the purpose of updating such description; and

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

WisdomTree Investments, Inc.

380 Madison Avenue, 21st Floor

New York, New York 10017

(212) 801-2080

26,000,000 Shares

WisdomTree Investments, Inc.

Common Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch	Barclays	Citigroup

Morgan Stanley	Goldman, Sachs & Co.

Piper Jaffray	Sterne Agee

                    , 2012